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                                                                   EXHIBIT 10.51

                                    SUBLEASE

                                 by and between

                       NATIONAL SEMICONDUCTOR CORPORATION

                                 ("Sublessor")

                                      and

                            MCAFEE ASSOCIATES, INC.

                                 ("Sublessee")
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                                    SUBLEASE

        1. Parties. This Sublease ("Sublease") is entered into as of the 20th day of February, 1997, by and between NATIONAL SEMICONDUCTOR CORPORATION, a Delaware corporation ("Sublessor") and MCAFEE ASSOCIATES, INC., a Delaware corporation ("Sublessee") as a sublease under that certain Lease dated October 6, 1995 ("Lease") by and between WTA-Bowers LLC, a California limited liability company, as lessor ("Lessor"), and Sublessor, as lessee. A copy of the Lease is attached hereto as Exhibit "A" and made a part hereof. All capitalized terms used in this Sublease but not defined herein shall have the meanings set forth in the Lease.

        2.      Subordination; Defaults; Provisions Constituting Sublease.

                2.1 Subordination; Condition Precedent; Default Under Lease. This Sublease is subject and subordinate in all respects to the Lease, and to the matters to which the Lease is subject and subordinate, and to any amendments to the Lease or supplemental agreements thereunder made between Sublessor and Lessor. The effectiveness of this Sublease is conditioned upon the Lessor's written consent hereto in form and substance acceptable to Sublessor; provided, however, that if Sublessee enters or occupies the Premises for any purpose prior to the effectiveness of this Sublease (whether to inspect the Premises or otherwise), such entry and occupancy shall be subject to the following sentence and to Section 15 of this Sublease which shall constitute a separate agreement between Sublessor and Sublessee. Sublessee covenants and agrees to refrain from doing or causing to be done, or permitting any thing or act to be done, which would constitute a default under the Lease or might cause the Lease or the rights of Sublessor as lessee under the Lease to be terminated or surrendered, or which would or might make Sublessor liable for any damages, claims or penalties. Notwithstanding anything in this Sublease to the contrary, Sublessee agrees that Sublessor shall have no liability of any nature whatsoever to Sublessee as a consequence of Lessor's failure or delay in performing its obligations under the Lease. Sublessee's obligations hereunder (including without limitation the obligation of Sublessee to pay rent) shall not be impaired nor shall the performance thereof be excused because of any failure or delay on Lessor's part in performing its obligations under the Lease unless (i) such failure or delay results from Sublessor's being in default under the Lease and Sublessor's default thereunder is not due to a default of Sublessee hereunder, or (ii) such failure or delay results from Sublessor's willful misconduct. Under no circumstances shall Sublessee have the right to require performance by Sublessor of Lessor's obligations under the Lease. In the event of the termination of Sublessor's interest as lessee under the Lease for any reason (including, without limitation, Sublessor's election to terminate the Lease as a result of a default by Lessor or pursuant to a right to terminate under the Lease), then this Sublease shall terminate concurrently therewith, and unless the termination of Sublessor's interest under the Lease results from a default by Sublessor under the Lease that was not caused by Sublessee, Sublessor shall have no liability to Sublessee as a result of such termination of this Sublease.

                2.2 Provisions of Lease Constituting Sublease. Paragraphs 10 (Reimbursable Expenses and Utilities), 12 (Alterations and Additions), 14 (Default), 17 (Free from Liens), 18


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(Compliance with Laws), 22 (Parking Charges) and 23 (Insolvency or Bankruptcy)
of the Lease are hereby incorporated herein as part of the terms and conditions of this Sublease (with each reference therein to "Lessor" and "Lessee" to be deemed to refer to Sublessor and Sublessee, respectively, and each reference to the "Lease" to be deemed to refer to this Sublease). Notwithstanding the foregoing: (i) in no event shall Sublessor be under any obligation to make improvements under Section 18 of the Lease as incorporated into this Sublease, but Sublessee shall be responsible for its proportional share of the cost of the improvements made by Lessor thereunder, as described therein; and (ii) all notices to be given to or posted for the benefit of Sublessor by Sublessee under Section 17 of the Lease as incorporated into this Sublease shall also be addressed and given to Lessor and posted for the benefit of Lessor, as applicable.

        3.      Premises.

                3.1 Subleased Premises. Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, the Premises (as such term is defined in the Lease), subject to all of the terms and conditions set forth in this Sublease. The Premises are sometimes referred to hereinafter as the "Subleased Premises". Sublessor is hereby giving to Sublessee the right to possess and occupy the Subleased Premises during the term of this Sublease, subject to the terms and conditions of this Sublease (including, without limitation, Section 2.2 and Section 21 of this Sublease). Sublessor shall perform all obligations of Sublessor as tenant under the Lease except to the extent such obligations are to be performed by Sublessee pursuant to the terms of this Sublease.

                3.2 Condition of Premises. Sublessee hereby accepts, and on the Commencement Date (defined in Paragraph 4.1 below), Sublessee shall be deemed to have accepted, the Subleased Premises and appurtenances thereto: (i) in their current "As Is" condition, and as being in good and sanitary order, condition and repair, except that Sublessor shall reasonable clean the Subleased Premises prior to delivering the Subleased Premises to Sublessee;
(ii) without representation or warranty, except as may be expressly set forth in this Sublease, and (iii) subject to the Lease, all applicable laws, and all covenants, conditions, restrictions, easements and other matters of public record. Without limiting the foregoing, Sublessee hereby expressly acknowledges that neither Sublessor nor Sublessor's agents have any representation or warranty as to the suitability of the Subleased Premises for the conduct of Sublessee's business, the condition of the Subleased Premises, or the use or occupancy which may be made, and that Sublessee had independently investigated the Subleased Premises and is satisfied that the Subleased Premises are suitable for Sublessee's intended use and that the Subleased Premises meet all governmental requirements for such intended use. The foregoing shall not limit Sublessee's rights under applicable law against Lessor and Sublessor for those environmental matters described in Paragraph 6 of the Lease.

        4.      Term.

                4.1 Sublease Term: Extension Terms. The term of this Sublease ("Sublease Term") shall commence on March 15, 1997 ("Commencement Date") and shall expire on April 30, 2001, unless extended as hereinafter set forth. Provided Sublessee is not in default under this


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Sublease as of the date Sublessee exercises its applicable Extension Option
(hereinafter defined), Sublessee is not in default under this Sublease as of the date Sublessor intends to exercise its corresponding extension option under
Section 4 of the Lease and Sublessee exercises its applicable Extension Option in strict accordance with the terms set forth below, Sublessee shall have options ("Extension Options") to extend the term of this Sublease for two (2) one (1)-year periods (each, an "Extension Term") upon all of the terms of this Sublease except that Sublessee shall not be entitled to any additional Extension Options and the monthly rental rate shall be the applicable rate set forth in
Section 5.1 below. In order to effectively exercise an Extension Option, Sublessee must give Sublessor written notice of its exercise of the applicable Extension Option at least nine (9) months prior to the end of the then-current Sublease term, and provided Sublessee is not in default under this Sublease as of the date Sublessee gives such a notice and Sublessee is not in default under this Sublease as of the date Sublessor intends to exercise its corresponding extension option under Section 4 of the Lease, Sublessor shall exercise its corresponding extension option under Section 4 of the Lease. Notwithstanding anything to the contrary herein, if Sublessor's exercise of its corresponding extension option under the Lease is not effective for any reason, then Sublessee's exercise of its Extension Option shall be of no force or effect. In no event may Sublessee exercise its second Extension Option unless Sublessee shall have effectively exercised its first Extension Option.

                4.2 Holding Over. If Sublessee remains in possession of the Premises after the expiration of the Sublease Term with the express, written consent of Sublessor (which may be withheld or conditioned in the sole and absolute discretion of Sublessor), such tenancy shall be a month-to-month tenancy terminable at any time upon thirty (30)days prior written notice to the other; provided, however, that in no event shall such month-to-month tenancy continue beyond the end of the corresponding month-to-month holdover tenancy described in Section 30 of the Lease that requires the consent of Lessor, and in no event shall Sublessee be entitled to remain in possession of the Premises after the expiration or earlier termination of the Lease. In the event of such a hold over tenancy, the monthly rental rate hereunder shall be equal to the monthly rental rate under the Lease then payable by Sublessor. Such holdover rent shall be payable at the times specified in Paragraph 5. Such hold over tenancy shall otherwise be subject to every applicable term, covenant and agreement contained herein.

        5.      Rent.

                5.1 Rent. Commencing on April 1, 1997 and continuing until April 30, 2001 (or the end of the applicable Extension Term, if any), Sublessee shall pay to Sublessor, without offset or deduction, monthly rent for the Premises as follows:

                Period                          Monthly Rent

                April 1, 1997-April 30, 1998    $119,600.00
                May 1, 1998-April 30, 1999      $122,720.00
                May 1, 1999-April 30, 2000      $125,840.00
                May 1, 2000-April 30, 2001      $128,960.00

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                Extension Terms, if applicable:

                May 1, 2001-April 30, 2002      $133,120.00
                May 1, 2002-April 30, 2003      $136,240.00

        Monthly rent shall be payable in advance on the first day of each calendar month without prior notice or demand in lawful money of the United States at the address set forth in Paragraph 10, or at such other place or places as Sublessor may from time to time direct. All other sums payable by Sublessee to Sublessor under this Sublease shall also be deemed to be rent and are hereinafter referred to as "Additional Rent".

        5.2 Late Charge. Sublessee hereby acknowledges that late payment by Sublessee to Sublessor of Rent will cause Sublessor to incur costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, Sublessee shall pay to Sublessor, as Additional Rent (defined in Paragraph 5.3(a) below), without the necessity of prior notice or demand, a late charge equal to six percent (6%) of any installment of Rent which is not received by Sublessor within five (5) days after the due date for such installment. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Sublessor will incur by reason of late payment by Sublessee. In no event shall this provision for a late charge be deemed to grant to Sublessee a grace period or extension of time within which to pay any installment of Rent or prevent Sublessor from exercising any right or remedy available to Sublessor upon Sublessee's failure to pay such installment of Rent when due, including without limitation the right to terminate the Sublease. Any installment of Rent which is not paid when due shall bear interest at the annual rate set forth in Paragraph 11 below.

5.3     Additional Rent.

                (a) Payment of Additional Rent. In addition to the monthly rent due pursuant to Paragraph 5.1 of this Sublease, Sublessee shall pay to Sublessor an amount equal to the additional rent required to be paid by Sublessor to Lessor pursuant to Paragraph 3B and any other provision of the Lease (other than sums payable to Lessor under the fifth paragraph of Paragraph 21 of the Lease) for the period commencing on the Commencement Date and continuing through the expiration of the Sublease Term (together with the sums described below, "Additional Rent") within ten (10) days after notice from Sublessor of the amount of the Additional Rent (provided, however, that Sublessor shall not be obligated to give Sublessee more than one notice of the amount of monthly installments payable under Paragraph 3B of the Lease and Sublessee shall pay such installments to Sublessor on the first day of each calendar month, without deduction or offset, but Sublessor shall notify Sublessee of any change in such amount). Additional Rent shall also include all charges, costs and expenses and other sums which Sublessee is required to pay under this Sublease (together with all interest and charges that may accrue thereon in the event of Sublessee's failure to pay the same), and if Sublessee fails to pay any Additional Rent when due, Sublessor shall have all of the remedies available to Sublessor under California law for nonpayment of rent.
The term "Rent" as used in this Sublease shall mean Rent and/or Additional Rent.


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        6.      Utilities. Sublessee shall pay during the Sublease Term and prior to delinquency all charges for water, gas, light, heat, power, electricity, telephone or other communication service, janitorial service, trash pickup, sewer and all other services supplied to or consumed on the Premises (collectively the "Services") and all taxes, levies, fees or surcharges therefor. Sublessee shall arrange for Services to be supplied to the Premises and shall contract for all of the Services in Sublessee's name prior to the Commencement Date. The Commencement Date shall not be delayed by reason of any failure by Sublessee to so contract for Services. In the event that any of the Services are not separately billed or metered to the Premises, Sublessee shall pay such cost to Sublessor, as Additional Rent. The lack or shortage of any Services due to any cause whatsoever shall not affect any obligation of Sublessee hereunder, and Sublessee shall faithfully keep and observe all the terms, conditions and covenants of this Sublease and pay all Rentals due hereunder, all without diminution, credit or deduction.

        7.      Maintenance of Premises.

                7.1 Lessor's and Sublessor's Obligations. Sublessor shall not be responsible to Sublessee for furnishing any service, maintenance, repairs or improvements to the Premises, it being understood that such obligations are solely those of the Lessor pursuant to Paragraphs 11A and 18 of the Lease or of Sublessee pursuant to this Sublease. The failure of Lessor to fulfill its obligations under the Lease or the exercise by Lessor of any rights specified in the Lease (excluding an exercise by Lessor of its rights and remedies as the result of a default by Sublessor under the Lease which is not caused by Sublessee) shall not (i) entitle Sublessee to any allowance, reduction or adjustment of Rentals, (ii) make Sublessor liable to Sublessee, (iii) excuse or impair the obligation of Sublessee to perform or observe any of the terms or conditions of this Sublease or (iv) entitle Sublessee to any claim of constructive eviction. If Lessor shall be in material default under the Lease in any of its obligations to Sublessor with respect to the Premises, Sublessor shall have no obligation to bring any action or proceeding or to take any steps to enforce Sublessor's rights against Lessor. Any steps, actions, or proceedings so instituted by Sublessor at the request of Sublessee shall be at the expense of Sublessee. Sublessee shall, by written notice to Sublessor, specify any such alleged default by Lessor and Sublessor may, but shall not be obligated to, after such notice elect to take action for the enforcement of Sublessor's rights against Lessor with respect to such default. If Sublessor does not elect to do either of the foregoing, then to the extent permitted by the Lease or applicable law, Sublessee shall have the right to take enforcement action against Lessor in its own name and, for that purpose and only to such extent, all of the rights of Sublessor to enforce the obligations of Lessor under the Lease are hereby conferred upon and are conditionally assigned to Sublessee and Sublessee hereby is subrogated to such rights (including the benefit of any recovery or relief). Notwithstanding the provisions of the immediately preceding sentence, in no event shall Sublessee be entitled to take such action in its own name if such action would constitute a default under the Lease. Sublessee shall indemnify and hold Sublessor harmless from and against all loss, cost, liability, claims, damages and expenses (including without limitation reasonable attorneys' fees), penalties and fines incurred in connection with or arising from the taking of any such action by Sublessee or from the taking of any action at the request of Sublessee.


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                7.2     Sublessee's Obligations. Sublessee shall perform all of
the obligations of Sublessor under Paragraph 11B of the Lease, including, without limitation, keeping in effect a service contract for the maintenance of the heating, ventilating, and air-conditioning (HVAC) equipment with an HVAC repair and maintenance contractor approved by Lessor which provides for periodic inspection and servicing at least once every three (3) months during the term of the Lease, and providing Lessor with a copy of such contract and all periodic service reports. Sublessee shall also provide Sublessor with a copy of such contract and all periodic service reports. If Sublessee fails to make repairs or perform maintenance work required of Sublessee hereunder, Sublessor may, in addition to all other rights and remedies available hereunder or by law and without waiving any alternative remedies, enter into the Premises and make such repairs and/or perform such maintenance work without notice to Sublessee. Sublessee hereby specifically acknowledges that the Lease does not provide for any written notice of default or cure period to be provided by Lessor to Sublessor for a default under the Lease. If Sublessor makes such repairs and/or performs such maintenance work, Sublessee shall reimburse Sublessor upon demand and as Additional Rent, for the cost of such repairs and/or maintenance work. Sublessor shall have no liability to Sublessee for any damage, inconvenience or interference with the use of the Premises by Sublessee as a result of Sublessor performing any such repairs or maintenance. Sublessee shall reimburse Sublessor, on demand and as Additional Rent, for the cost of damage to the Premises caused by Sublessee or Sublessee's agents. Sublessee expressly waives the benefits of any statute now or hereafter in effect (including without limitation the provisions of subsection 1 of Section 1932, Section 1941 and Section 1942 of the California Civil Code and any similar law, statute or ordinance now or hereafter in effect) which would otherwise afford Sublessee the right to make repairs at Sublessor's expense (or to deduct the cost of such repairs from rentals due hereunder) or to terminate this Sublease because of Sublessor's failure to keep the Premises in good and sanitary order.

        8.      Taxes.

                8.1 Personal Property Taxes. Sublessee shall cause Sublessee's trade fixtures, equipment, furnishings, furniture, merchandise, inventory, machinery, appliances and other personal property installed or located on the Premises (collectively "Sublessee's personal property") to be assessed and billed separately from the Premises. Sublessee shall pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon or against Sublessee's personal property. If any of Sublessee's personal property shall be assessed with the real property comprising the Premises, Sublessee shall pay to Sublessor, as Additional Rent, the amounts attributable to Sublessee's personal property within five (5) days after receipt of a written statement from Sublessor setting forth the amount of such taxes, assessments and public charges attributable to Sublessee's personal property. Sublessee shall comply with the provisions of any law, ordinance, rule or regulation of taxing authorities which require Sublessee to file a report of Sublessee's personal property located on the Premises.

                8.2 Other Taxes Payable by Sublessee. Sublessee shall pay or reimburse Sublessor, as Additional Rent within five (5) days after receipt of Sublessor's statement thereof, any and all taxes, levies, assessments or surcharges imposed by a governmental authority and payable by Sublessor or Sublessee (other than Sublessor's net income, succession, transfer, gift,


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franchise, estate or inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, whether or not now in force or which may hereafter become effective, which are:

                (a) Upon, allocable to, or measured by the area of the Premises or the Rentals payable hereunder, including without limitation any gross income, gross receipts, excise, or other tax levied by the state, any political subdivision thereof, city or federal government with respect to the receipt of such Rentals;

                (b) Upon or with respect to the use, possession, occupancy, leasing, operation and management of the Premises or any portion thereof;

                (c)     Upon this transaction or this Sublease; or

                (d) Imposed in connection with the Premises as a means of controlling or abating environmental pollution or the use of energy, including, without limitation, any parking taxes, levies or charges or vehicular regulations imposed by any governmental agency. Sublessee shall also pay, prior to delinquency, all privilege, sales, excise, use, business, occupation, or other taxes, assessments, license fees or charges levied, assessed or imposed upon Sublessee's business operations conducted at the Premises.

                (e) Any other taxes, levies, assessments or surcharges with respect to the Premises payable by Sublessor to Lessor or to the taxing authorities pursuant to the Lease (including, without limitation, Section 8B of the Lease).

        In the event any such taxes are payable by Sublessor and it shall not be lawful for Sublessee to reimburse Sublessor for such taxes, then the Rentals payable hereunder shall be increased to net Sublessor the same net Rental after imposition of any such tax upon Sublessor as would have been payable to Sublessor prior to the imposition of any such tax.

        9. Use. Sublessee shall use the Premises for general office use, research and development of computer related products and lab use for computer related products and for no other purpose without the prior written consent of Sublessor, which may be withheld in Sublessor's sole and absolute discretion. Sublessee's business shall be established and conducted throughout the term hereof in a first-class manner. Sublessee shall not use the Premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation, nor permit any auction sale to be held or conducted on or about the Premises. Sublessee shall not do or suffer anything to be done within the Premises which will cause structural injury to the Premises. Sublessee shall not dispose of, or suffer the disposal, drainage, leakage or other discharge onto, into or about the Premises of any hazardous, toxic or radioactive materials including without limitation, those specified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same may be amended from time to time, if such disposal, drainage, leakage or other discharge is prohibited by law. Sublessee shall not use or permit the use of the Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the Premises or cause a


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cancellation of any insurance policy covering the Premises or any part thereof.
If any act on the part of Sublessee or use of the Premises by Sublessee shall cause, directly or indirectly, any increase of Sublessor's insurance expense, said additional expense shall be paid by Sublessee to Sublessor, as Additional Rent, upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other right or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such act or use.

                10.     Notices.

                        10.1 General. Any notice required or desired to be given under this Sublease shall be in writing and all notices shall be given by personal delivery, mailing, or by reputable overnight courier. All notices personally given to Sublessee at the Premises may be delivered to any person apparently in charge at the Premises, or any corporate officer or agent of Sublessee (but a copy must also be delivered to the addresses set forth below). All notices given by mail shall be served by first-class mail (registered or certified, return receipt requested), postage prepaid. All notices shall be addressed and delivered to Sublessee and to Sublessor at the following address(es):

        To Sublessor:           National Semiconductor Corporation
                                1120 Kifer Road, Mail Stop 10-460
                                Sunnyvale, California 94086

        To Sublessee:           The Premises, with copies to:

                                McAfee Associates Inc.
                                2710 Walsh Avenue,
                                Santa Clara, California 95051, and to
                                Attention: Mr. Prabhat Goyal

                                Kent H. Roberts, Esq.
                                Moseley & Standerfer
                                4311 Oak Lawn Avenue, suite 500
                                Dallas, Texas 75219-3488

Either party may change its address for purposes of notice by giving notice of such change of address to the other party in accordance with the provisions of this paragraph. Any notice given pursuant to this paragraph shall be deemed served when delivered by personal service, with delivery evidenced by a signed receipt, on the business day following delivery to a reputable overnight courier, or as of forty-eight (48) hours after the deposit thereof in the United States mail.

                10.2 Notices from Lessor. Sublessee shall send to Sublessor a copy of all notices and other communications it receives from Lessor within twenty-four (24) hours after receipt.


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        11.     Interest.  Any payment due from Sublessee shall bear interest from the date due until paid at an annual rate equal to the lesser of twelve percent (12%) or the maximum rate allowable by law.

        12. Right of Entry. Sublessor shall be entitled to enter into and upon the Premises in the event of an emergency, in order to cure a default by Sublessee under the Lease and in order to perform any obligations of Sublessor under the Lease, in each case without prior notice to Sublessee.

        13. Damage and Destruction. Sublessor shall have no obligation to rebuild, restore or repair all or a portion of the Premises in the event of any damage or destruction thereto. If the Premises are damaged or destroyed and Sublessor has the right to terminate the Lease under Paragraph 15 of the Lease, then provided Sublessee notifies Sublessor within ten (10) business days after the damage or destruction that Sublessee desires Sublessor to terminate the Lease (and this Sublease), Sublessor shall use reasonable efforts, at no cost to Sublessor, to so terminate the Lease. If either Lessor or Sublessor elects to terminate the Lease pursuant to the terms and conditions of Paragraph 15 of the Lease, this Sublease shall terminate concurrently therewith without any liability of Sublessor to Sublessee. Except as expressly set forth in this Sublease, Sublessee shall have no right to terminate this Sublease in the event of damage or destruction to all or a portion of the Premises and Sublessee hereby expressly waives any rights to terminate this Sublease based on damage or destruction, including without limitation any rights pursuant to the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted, which provisions relate to the termination of the hiring of a thing upon its substantial damage and destruction. If the Premises are to be rebuilt or restored, and Sublessor receives an abatement of rent under the Lease, the Rent payable under this Sublease shall be proportionately reduced during the period of repair or restoration (provided such damage and destruction shall not have been caused by the fault or neglect of Sublessee, its agents, employees, or invitees), based upon the extent to which the making of repairs interferes with Sublessee's business conducted on the Premises, as reasonably determined by Sublessor, but in no greater proportion than the rent paid by Sublessor to Lessor for the Premises is abated to Sublessor. All other amounts due pursuant to this Sublease shall continue unaffected.

        14. Insurance. Sublessee shall pay or reimburse Sublessor within ten (10) days after demand for all sums payable by Sublessor to Lessor under Paragraph 9C of the Lease. All insurance policies required to be carried by Sublessor pursuant to Paragraph 9 of the Lease shall instead be carried by Sublessee, and in addition to the requirements of Paragraph 9 of the Lease, shall name both Lessor and Sublessor as additional insureds and shall provide that such policy or policies shall not be subject to cancellation or change except after at least thirty (30) days prior written notice to Lessor and Sublessor, and Sublessee shall deliver a certificate of such insurance to Sublessor prior to the Commencement Date. Sublessee hereby releases Sublessor from any and all claims, demands, losses, expenses and injuries to the Premises or to the furnishings, fixtures, equipment, inventory, or other property of Sublessee in, about, or upon the Premises, which is caused by or results from perils, events, or happenings which are the subject of the insurance required to be maintained by Sublessee.


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


        15. Indemnification. Sublessee shall indemnify, hold harmless, and defend Sublessor (except for Sublessor's negligence or willful misconduct) against all claims, losses, liabilities, costs and expenses (including, without limitation, attorneys' fees and costs), and damages to the extent arising from or relating to any breach or default in the performance of any obligation on Sublessee's part to be performed under the terms of this Sublease, any injury or death to any person or any damage to or loss of use of any property arising out of any occurrence in, on or about the Premises or on account of the use, condition, or occupancy of the Premises. The provisions of this Paragraph shall survive termination of this Sublease with respect to any damage, injury, death, breach or default occurring prior to such termination. This Sublease is made on the express condition that Sublessor shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause (other than Sublessor's negligence or willful misconduct), in any way connected with the condition, use, or occupancy of the Premises, specifically including, without limitation, any liability for injury to the person or property of Sublessee or Sublessee's agents or invitees.

        16. Property Loss; Damage. Sublessor shall not be liable for any damage to property of Sublessee, nor for loss of or damage to any property of Sublessee by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the active negligence or willful misconduct of Sublessor.

        17. Assignment and Subletting. Sublessee shall not assign or sublease all or any portion of Sublessee's interest in the Sublease or in the Premises or any part thereof or sublease all or any part of the Premises during the term hereof without the written consent of Sublessor, which consent Sublessor shall not unreasonably withhold. Any assigning or subletting by Sublessee, however, shall be subject to Sublessor's ability to assign and sublet pursuant to the terms and conditions of the Lease. Sublessor's consent to any one assignment or sublet shall not constitute a waiver of the provisions of this Paragraph as to any subsequent assignment or sublet nor a consent to any subsequent assignment or sublet; further, Sublessor's consent to an assignment or sublet shall not release Sublessee from Sublessee's obligations under this Sublease, and Sublessee shall remain jointly and severally liable with the assignee or sub-sublessee. It is the intent of the parties hereto that this Sublease shall confer upon Sublessee only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Sublessee by this Sublease. The parties agree that this Sublease is not intended to have a bonus value, nor to serve as a vehicle but whereby Sublessee may profit by future assignment or sublease of this Sublease or the right to use or occupy the Premises as a result of any terms contained herein. It is the intent of the parties that any such bonus value that may attach to the Sublease (including, without limitation, any consideration for assignment, and any sub-sublease rentals in excess of the rent payable under this Sublease) shall be paid to Sublessor and shall be and remain the exclusive property of Sublessor. (As used herein, the term "bonus value" shall not include any of the income of Sublessee, other than income paid by an assignee or sub-sublessee that exceeds the rent payable under this Sublease.) Sublessee shall not hypothecate, mortgage or encumber Sublessee's interest in this Sublease or in the Premises or otherwise use this Sublease as a security device in any manner without the consent of Sublessor, which consent Sublessor may withhold in its absolute discretion. Consent by Sublessor to any such hypothecation or creation of lien or mortgage shall not constitute consent to an assignment or other transfer of this Sublease following foreclosure of any permitted lien or mortgage.

        18. Surrender of Premises. On the last day of the Sublease Term or upon sooner termination of this Sublease, Sublease shall, to the reasonable satisfaction of Sublessor, surrender the Premises, together with all alterations, additions and improvements which may have been made in, to, or on the Premises by Lessor, Sublessor or (to the extent permitted by this Sublease) Sublessee to Sublessor in good condition (reasonable wear and tear excepted) with all walls and columns painted, all carpets steam cleaned, the air conditioning, ventilating and heating equipment inspected, serviced and repaired by a reputable and licensed service firm, all floors cleaned and waxed, all damaged ceiling tiles replaced, the windows cleaned, the blinds cleaned and any damaged doors replaced. Sublessee shall remove all of Sublessee's personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Sublessee. Furthermore, Sublessee shall immediately repair all damage to the Premises caused by any such removal. If the Premises are not so surrendered at termination of this Sublease, Sublessee shall indemnify Sublessor against any loss or liability resulting from delay by Sublessee in so surrendering the Premises, including, without limitation, any claims made by Lessor due to failure to surrender the Premises in accordance with the Lease.

        19. Condemnation. If either Lessor or Sublessor elects to terminate the Lease pursuant to the terms and conditions of Paragraph 16 of the Lease, this Sublease shall terminate concurrently therewith without any liability of Sublessor to Sublessee. Sublessee shall have no right to terminate this Sublease in the event of condemnation of all or a portion of the Premises and Sublessee hereby expressly waives any rights to terminate this Sublease based thereon. If a condemnation occurs and the Lease is not terminated, and Sublessor receives an abatement of rent under the Lease as a result of the condemnation, the Rent payable under this Sublease shall be proportionately reduced in the proportion than the rent paid by Sublessor to Lessor for the Premises is abated to Sublessor. All other amounts due pursuant to this Sublease shall continue unaffected. Any award received by Sublessor as a result of the taking of all or a portion of the Premises under any right of eminent domain, or any transfer in lieu thereof including without limitation any award for the value of this Sublease), shall belong to Sublessor, however, Sublessee shall have the right to recover any award specifically made to Sublessee for moving expenses or for Sublessee's trade fixtures, furnishings, equipment and other personal property.

        20. Lessor's Consent. Sublessee acknowledges that as to certain matters set forth in this Sublease, Lessor has rights of approval or disapproval. If any matter requiring Lessor's approval is submitted to Sublessor by Sublessee and Sublessor approves such matter, Sublessor shall submit the same to Lessor within a reasonable time after written request from Sublessee and shall use reasonable efforts, at no cost to Sublessor, to obtain Lessor's approval of such matter. In no event, however, shall Sublessor's disapproval be deemed unreasonable if Lessor has disapproved of such matter nor shall Sublessor have any liability to Sublessee by reason thereof. The preceding sentence shall not limit Sublessee's rights under Section 7.1 above to challenge the reasonableness of Lessor's action in disapproving the requested action.

        21. Sublessor's Right to Perform Sublessee's Covenants. Except as otherwise provided herein, if Sublessee shall at any time fail to make any payment or perform any other act required to be made or performed by Sublessee under this Sublease, Sublessor may without notice to Sublessee, but shall not be obligated to and without waiving or releasing Sublessee from any obligation under this Sublease, make such payment or perform such other act to the extent that Sublessor is required pursuant to the Lease, and in connection therewith, pay expenses and employ counsel. All sums so paid by Sublessor and all penalties, interest (in accordance with the terms of Paragraph 14 above) and costs incurred in connection therewith shall be due and payable by Sublessee upon demand by Sublessor. Notwithstanding the foregoing, Sublessor has all of the rights against Sublessee that Lessor has against Sublessor under the Lease.

        22. Brokers. Each party hereby represents to the other that it has not dealt with any broker, salesperson or finder in connection with this sublease transaction other than Cooper/Brady Corporate Real Estate Services ("Broker"), which represents Sublessee. Each party shall defend, indemnify and hold the other harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, attorneys' fees and costs) arising from or in connection with any dealings by the indemnifying party with any other broker, salesperson or finder. Sublessor shall pay a broker's commission to Broker pursuant to a separate written agreement between Sublessor and Broker, and Sublessee shall defend, indemnify and hold Sublessor harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, attorneys' fees and costs) arising from any brokerage fees or commissions or similar charges payable to Broker that exceed the sum payable by Sublessor to Broker pursuant to said separate written agreement between Sublessor and Broker.

        23.     General.

                23.1 Surrender of Sublease Not Merger. The voluntary or other surrender of this Sublease, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Sublessor, terminate all or any existing subleases or subtenants, or may, at the option of Sublessor, operate as an assignment to Sublessor of any or all such subleases or subtenants.

                23.2 Interpretation of Terms. The words "Sublessor" and "Sublessee" as used herein shall include the plural as well as the singular. Words in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter.

                23.3 Counterparts. This Sublease may be executed in counterparts, each of which shall be deemed an original for all purposes and together shall constitute one instrument.

                23.4 Governing Law. This Sublease shall be construed and enforced in accordance with the laws of the State of California.

                23.5 Joint and Several Liability. If Sublessee is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Sublessee hereunder.

        23.6 Construction of Sublease Provisions. This Sublease shall not be construed either for or against Sublessee or Sublessor, but shall be construed in accordance with the general tenor of the language to reach a fair and equitable result.

        23.7 Conditions. All agreements by Sublessee contained in this Sublease, whether expressed as covenants or conditions, shall be construed to be both covenants and conditions, conferring upon Sublessor, in the event of a breach thereof, the right to terminate this Sublease.

        23.8 Attorneys' Fees. If a dispute arises under or in connection with this Sublease or the interpretation thereof, the prevailing party (as determined by the trier of fact) shall be entitled to recover from the other party all of the attorneys' fees and costs incurred by it in connection with the dispute.

        23.9 Withholding of Sublessor's Consent. Notwithstanding any other provision of this Sublease, where Sublessee is required to obtain the consent of Sublessor to do any act, or to refrain from the performance of any act, or for any other matter, Sublessee agrees that if Sublessee is in default with respect to any sum payable by Sublessee under this Sublease or is in material default with respect to any term, condition, covenant or provision of this Sublease, or if Lessor refuses to consent to such act or matter, then
Sublessor shall be deemed to have acted reasonably in withholding its consent if said consent is, in fact, withheld.

        23.10 No Partnership or Joint Venture. Nothing in this Sublease shall be construed as creating a partnership or joint venture between Sublessor, Sublessee, or any other party, or cause Sublessor to be responsible for the debts or obligations of Sublessee or any other party.

        23.11 Entire Agreement. This Sublease, together with all exhibits attached hereto, is the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Sublessor or Sublessee, and Sublessor and Sublessee expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Sublease. This Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, whether written or oral, between Sublessor and Sublessee with respect to the Premises and appurtenances thereto. No addition to, or modification of, any term or provision of this Sublease shall be effective until and unless set forth in a written instrument signed by both Sublessor and Sublessee.

        23.12 Exhibits. All exhibits attached to this Sublease shall be deemed to be incorporated herein by the individual references to each such exhibit, and all such exhibits shall be deemed a part of this Sublease as though set forth in full in the body of the Sublease.

        23.13 Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Sublease on behalf of the Sublessor and Sublessee, respectively. Each individual executing this Sublease represents and warrants that he is duly authorized to execute and deliver this Sublease in accordance with a duly adopted resolution of the Board of Directors of Sublessee or Sublessor, as applicable, or in accordance with the by-laws of Sublessee or Sublessor, as applicable. Each party shall upon written request of the other, deliver a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Sublease, or other reasonable evidence of authority. Sublessee warrants that Sublessee is a valid and existing corporation and Sublessee is qualified to do business in California.

        24. Not an Offer. The submission of this Sublease for examination does not constitute an option or offer to sublease the Premises. This Sublease shall have no binding effect on the parties unless executed by Sublessor and Sublessee and a fully executed copy is delivered to Sublessor.

        25. Time of the Essence. Time is of the essence of each and every provision of this Sublease.

        26. Waiver. The waiver by Sublessor or Sublessee of any breach of any provision of this Sublease shall not be deemed to be a waiver of such provision with respect to any other breach of that provision. The acceptance of rent by Sublessor shall not be deemed to be a waiver of any breach by Sublessee of any provision of this Sublease other than the failure of Sublessee to pay the particular rent so accepted, regardless of Sublessor's knowledge of such breach at the time of acceptance of such rent.

        IN WITNESS WHEREOF, the parties have executed this Sublease effective as of the date first set forth above.

                                        SUBLESSOR:

                                        NATIONAL SEMICONDUCTOR
                                        CORPORATION, a Delaware corporation

                                        By:    /s/ DAVID S. DAHMEN
                                        -----------------------------------
                                        David S. Dahmen, Treasurer

                                        SUBLESSEE:

                                        MCAFEE ASSOCIATES, INC.
                                        a Delaware corporation

                                        By:    /s/ PRABHAT K. GOYAL
                                        -----------------------------------
                                        Prabhat K. Goyal, Vice President-
                                        Finance and Administration

                                  EXHIBIT "A"

                                     LEASE

                                     LEASE

THIS LEASE is made on the 6th day of October, 1995, by and between WTA-Bowers (hereinafter called "Lessor") and National Semiconductor Corporation (hereinafter called "Lessee").

IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN CONTAINED, THE PARTIES AGREE AS
FOLLOWS:

1. Premises. Lessor leases to Lessee, and Lessee leases from Lessor, upon the terms and conditions herein set forth, those certain Premises ("Premises") situated in the City of Santa Clara, County of Santa Clara, California, as outlined in Exhibit "A" attached hereto and described as follows: +/- 104,000 rentable square foot building located at 2805 Bowers Avenue, Santa Clara, California.

2. Term. The term of this Lease shall be for a period of five (5) years, commencing on the date which is three weeks following the date on which Lessor obtains a final Certificate of Occupancy from the City of Santa Clara and tenders possession of the Premises to Lessee ("Commencement Date"). Lessor anticipates that Lessor will obtain a final Certificate of Occupancy on February 9, 1996, and therefore the Commencement Date will be March 1, 1996 and the Lease will expire on February 28, 2001, unless sooner terminated pursuant to any provision hereof.

        If for any reason whatsoever, Lessor has not obtained a final Certificate of Occupancy and delivered possession of the Premises to Lessee by February 9, 1996, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom; but in such event, Lessee shall not be obligated to pay rent until the date on which Lessor obtains a final Certificate of Occupancy from the City of Santa Clara and tenders possession of the Premises to Lessee, and the Commencement Date and termination date of this Lease shall be revised to conform to such date. The foregoing notwithstanding, if Lessor has not obtained a final Certificate of Occupancy and delivered possession of the Premises to Lessee by April 1, 1996, Lessee shall have the right to terminate this Lease by written notice to Lessor delivered at any time thereafter prior to the date on which Lessor obtains a final Certificate of Occupancy and delivers possession of the Premises to Lessee.

        In addition, the effectiveness of this Lease is conditioned upon Lessor acquiring fee title to the Premises on or before November 15, 1995. If Lessor has not acquired fee title to the Premises on or before November 15, 1995, either party may terminate this Lease by written notice to the other delivered at any time before Lessor acquires fee title to the Premises.

        Lessee shall be permitted to occupy the Premises from the date on which Lessor obtains a final Certificate of Occupancy from the City of Santa Clara and tenders possession of the Premises to Lessee, provided that Lessee abides by all terms and conditions of the Lease except for the provision to pay rent. Lessee shall not be obligated to pay Rent until the Commencement Date.

3. Rent. Commencing on the Commencement Date, Lessee shall pay to Lessor rent for the Premises of One Hundred Four Thousand and 00/100 Dollars ($104,000.00) per month in lawful money of the United States of America, subject to adjustment as provided in Section A of this Paragraph. Rent shall be paid without deduction or offset, prior notice, or demand, at such place as may be designated from time to time by Lessor as follows:
        $104,000.00 shall be paid upon execution of the Lease, which sum represents the amount of the first month's rent. Rent shall be paid in advance on the first (1st) day of each calendar month as follows:

                Months                  Monthly Rent/NNN
                ------                  ----------------
                01-12                      $104,000.00

                                   EXHIBIT A

                        13-24           $107,120.00
                        25-36           $110,334.00
                        37-48           $113,644.00
                        49-60           $117,053.00

        Rent for any period during the term hereof which is for less than one
        (1) full month shall be a prorate portion of the monthly rent payment. Lessee acknowledges that late payment by Lessee to Lessor of rent or any other payment due Lessor will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent or other payment due from Lessee is not received by Lessor within five (5) days following the date it is due and payable, Lessee shall pay to Lessor an additional sum of five percent (5%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor.

        A.      Cost-of-Living Increase. Not applicable.

        B. All taxes, insurance premiums, late charges, costs and expenses which Lessee is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Lessee's failure to pay such amounts, and all reasonable damages, costs, and attorney's fees and expenses which Lessor may incur by reason of any default of Lessee or failure on Lessee's part to comply with the terms of this Lease, shall be deemed to be additional rent (hereinafter, "Additional Rent"), and, in the event of non-payment by Lessee, Lessor shall have all of the rights and remedies with respect thereto as Lessor has for the non-payment of monthly installment of rent.

                Notwithstanding anything in this Paragraph 3.B. or elsewhere in the Lease to the contrary: from and after the commencement date, lessee shall pay to Lessor on the first day of each calendar month of the lease term an amount estimated by Lessor to be 1/12th of the annual total of Additional Rent as defined herein. Additional Rent shall include reimbursement for all out-of-pocket expenses as defined in Paragraph 10 of this Lease, except that property taxes and property insurance premiums shall be invoiced separately to Lessee as billed by the taxing authority and insurance carrier, and Lessee shall be obligated to pay said property taxes and insurance premiums in accordance with Paragraphs 8 and 9, respectively. Within ninety (90) days following the end of each calendar year Lessor shall furnish Lessee with a statement setting forth (i) the actual expenses incurred by Lessor in the calendar year for which Lessor is entitled to receive Additional Rent, and (ii) the payments of Additional Rent actually made by Lessee with respect to such period; if Lessee's payments of Additional Rent are less than the amount of Additional Rent to which Lessor is entitled (based on actual expenses), Lessee shall pay Lessor the deficiency within ten (10) business days after receipt of such statement; if Lessee's payments of Additional Rent exceed the amount of Additional Rent to which Lessor is entitled (based on actual expenses), Lessor shall offset the excess against the Additional Rent next thereafter to become due to Lessor. Lessee shall have the right to review Lessor's books and records from time to time to verify the Additional Rent charges hereunder.

                        Prior to commencement of this Lease, and on an annual or
                semi-annual basis thereafter, Lessor shall determine the amount of the Additional Rent as described herein, based on a review of the then-current operating costs of the subject property. Concurrent with its review of actual costs, Lessor may elect to make adjustments to the monthly estimated payment, so that the Additional Rent Payment is consistent with actual out-of-pocket expenses.

4.      Option to Extend Term.

        A. Lessee shall have the option to extend the term on all the provisions contained in this Lease for two (2) one (1)-year periods ("extended term(s)") at an adjusted rental calculated as provided in Subparagraph B below on the condition that:

                (a) Lessee has given to Lessor written notice of exercise of that option ("option notice") at least six (6) months before expiration of the initial term or extended term(s), as the case may be.

                (b) Lessee is not in default in the performance of any of the terms and conditions of the Lease on the date of giving the option notice, and Lessee is not in default on the date that the extended term is to commence.

        B.      Monthly rent for the extended term shall be as follows:

                        Option 1        $120,565.00/mo/NNN
                        Option 2        $124,181.00/mo/NNN

5.      Security Deposit. Not applicable.

6. Use of the Premises. The Premises shall be used exclusively for the purpose of general office, R&D and lab use for computer related products.

                Lessee shall not use or permit the Premises, or any part thereof, to be used for any purpose or purposes other than the purpose for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance upon the building in which the Premises are located, or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used, or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall not commit or suffer to be committed any waste upon the Premises; nor, without limiting the generality of the foregoing, shall Lessee allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose.

                Lessee shall not place any harmful liquids in the drainage system. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper except in trash containers placed inside exterior enclosures designated for that purpose by Lessor, or inside the building proper where designated by Lessor. No materials, supplies, equipment, finished or semi-finished products, raw materials, or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building proper that causes a nuisance or violates and applicable governmental codes or regulations; Lessee shall comply with all the covenants, conditions, and/or restrictions ("C.C.&R.'s") affecting the Premises.

                Lessor represents to Lessee that soil and groundwater remediation and testing have been performed on the Premises by a previous tenant, Xerox Corporation ("Xerox") and that Xerox has caused certain releases of Toxic or Hazardous Materials to soil and groundwater at, on, and beneath the Premises. For purposes of this paragraph 6 "Toxic or Hazardous Materials" shall mean any product, substance, chemical, material or waste whose presence, nature, quality and/or intensity or existence, use, manufacture, disposal, transportation, spill, release or effect, is either

        (i) potentially injurious to the public health, safety or welfare, the environment, or the leased premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessee and Lessor to any governmental agency or third party under any applicable statute or common law theory. Toxic or Hazardous Materials shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessor also represents that Xerox is in final stages of groundwater sampling required by the Regional Water Quality Control Board ("RWQCB") and that site closure is pending. Xerox has provided an indemnification to Lessor as owner of the Premises against liability arising in connection with any soil or groundwater contamination caused by Xerox. Lessor shall provide a copy of the Xerox indemnification to Lessee. In addition, Lessor shall indemnify, defend and hold harmless Lessee, directors, officers, employees, lenders, and successors against all claims, obligations, liabilities, demands, damages, judgments, costs and expenses, including reasonable attorneys' fees arising from or in connection with the release or presence of any Toxic or Hazardous Materials at, on, under, beneath, or emanating from the Premises prior to Lessee's occupancy of the Premises. Lessee represents to Lessor that it will not permit the use or storage on the Premises of Toxic or Hazardous Materials, excluding, however, basic janitorial, maintenance and office supplies, and materials commonly used in connection with Lessee's business as described in Paragraph 6 hereof.

                Lessee shall indemnify, defend, and hold Lessor and its partners, directors, officers, employees, lenders, successors from and against all claims, obligations, liabilities, demands, damages, judgments and costs, including reasonable attorneys' fees arising from or in connection with the release or presence of Toxic or Hazardous Materials on, under, or about the Premises during the Lessee's occupancy of the Premises. Lessee's and Lessor's obligations hereunder shall survive the termination of this Lease.

                Lessor shall have the right, upon reasonable advance written notice to Lessee, to inspect, investigate, sample and/or monitor (collectively, an "Inspection") the Premises to the extent reasonably necessary to determine whether Lessee is complying with the terms of this Lease with respect to Hazardous Materials. In connection with an Inspection, Lessor shall not interfere with the operation of Lessee's business on the Premises, or Lessee's use and enjoyment of the Premises, and shall comply with all reasonable safety and business security restrictions of Lessee. Lessee shall have the right, but not obligation, to accompany Lessor during an Inspection and to obtain duplicates of any samples taken. All costs incurred by Lessor pursuant to this paragraph shall be the responsibility of Lessor, unless an Inspection discloses the presence of Hazardous Materials and it is shown that Lessee is in violation of the covenants contained in this Paragraph 6, in which event such costs shall be reimbursed by Lessee to Lessor within fifteen (15) days after Lessor notifies Lessee of the obligations hereunder.

                If Lessee causes or knowingly permits a release of Hazardous Materials at the Premises, Lessee shall perform such investigations, undertake such monitoring of site conditions, and perform such clean-up, containment, restoration, removal and other remedial work (collectively "Remedial Work") as is required under and in compliance with all applicable federal, state or local law, statute, regulation, rule, ordinance, permit, license, order, requirement, agreement or approval, of any determination, judgement, directive or order of any executive or judicial authority at any federal, state or local level relating to pollution or the protection of the environment or public health and safety. All costs and expenses of such Remedial Work shall be paid by Lessee, including without limitation, the charges of contractors and consulting engineers.

7. Improvements: Lessor shall, at Lessor's sole cost, construct and provide interior and exterior improvements to the Premises as specified in the Space Plan attached as Exhibit "B-1" hereto and by this reference made a part hereof, and in conformance with the Schedule of Tenant Improvements attached as Exhibit "B-2" hereto and by this reference made a part hereof and the Final Plans to be developed and approved by Lessor and Lessee pursuant to this Paragraph 7.

        A. Prior to the execution of this Lease, Lessee delivered to Lessor a preliminary space plan, showing the location of hardwalls and open office areas, together with Lessee's basic mechanical, electrical, and heating and air conditioning design requirements (the "Preliminary Plans"). Lessor shall cause to be prepared final plans and specifications for the improvements that are consistent with and are logical evolutions of the Preliminary Plans and consistent with Exhibit "B-1", and shall deliver the same to Lessee for its approval on or before October 4, 1995. If Lessee disapproves any portion of such plans and specifications, then the parties shall confer and negotiate in good faith to reach agreement on the final plans and specifications. Such final plans and specifications shall be approved by Lessee on or before October 2, 1995. As soon as the final plans, inclusive of design drawings and specifications, are approved by Lessee, four (4) copies of such final plans and specifications shall be initialled and dated by Lessor and Lessee, and Lessor shall submit such final plans and specifications and working drawings to all appropriate governmental agencies for approval. Lessor shall obtain the building permit for the improvements by December 1, 1995. Immediately after all such governmental approvals have been obtained, the final plans and specifications so approved (including and governmentally required changes), and all changes orders specifically permitted by this Agreement, are referred to herein as the "Final Plans" and shall become part of this Lease as though set forth in full.

        B. Once the Final Plans have been finally approved by Lessor and Lessee, neither Lessor nor Lessee shall have the right to order extra work or change orders with respect to the construction of the improvements without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. All extra work or change orders requested by either party shall be made in writing, shall specify the amount of delay or the time saved resulting therefrom, shall specify any added or reduced cost resulting therefrom, shall specify whether Lessee or Lessor shall be responsible for extra or reduced cost, and shall become effective and a part of the Final Plans once approved in writing by both parties. In the event of any excess costs created by Lessee, Lessee shall pay to Lessor said costs on the Commencement Date of the Lease. Should there be any cost savings created by Lessee, Lessee's rental account shall be credited an amount equal to the cost savings, such credit to be applied to the second month's rent.

        C. As soon as the Final Plans have been developed as provided above, and all necessary governmental approvals have been obtained, Lessor shall cause construction of the improvements to be commenced and diligently prosecuted to completion so that the improvements may be substantially completed and the Certificate of Occupancy may be obtained on or before February 9, 1996, but without representation or warranty as to when the improvements will be completed.

        D. Lessor shall provide Lessee access and entry to the Premises on or before January 5, 1996 to permit Lessee to commence rough installation of Lessee's communication system, and on or before February 2, 1996 to permit Lessee to commence installation of cubical panels and modular furniture. Lessee shall conduct its installation work in a manner that will cause the least interference with Lessor's construction work.

        E. As soon as Lessor's improvements are substantially completed (i.e., completed except for punchlist items which do not prevent Lessee from using the Premises for its intended use), Lessor and Lessee shall together walk through and inspect the improvements, to identify all uncompleted or defective construction. After such inspection has been completed, the parties shall mutually agree upon and execute a list of all "punchlist" items which are to be corrected by Lessor. Lessor shall use its best efforts to complete and/or repair punchlist items within thirty (30) days after execution of said punchlist. Lessee shall have the right to submit to Lessor one additional punchlist of incomplete or defective items within thirty (30) days after Commencement Date. Lessor shall use its best efforts to complete and/or repair punchlist items within thirty (30) days after delivery of said additional punchlist.

                Lessee shall not be obligated to accept possession of the Premises unless and until the improvements installed, by Lessor as outlined on Exhibits B-1 and B-2, are substantially completed and Lessor has delivered to Lessee a true and correct copy of a validly issued Certificate of Occupancy for the Premises.

        F. Lessor hereby represents that, upon completion, the improvements constructed by Lessor will be in compliance with all applicable laws, ordinances, orders, rules, permits, requirements and regulations of any federal, state, country or municipal government and any department, subdivision, bureau or office thereof, or of any other governmental, public or quasi-public authorities, including, without limitation, requirements of Title 24 and Title III of the Americans With Disabilities Act of 1990, 42 U.S.C. & 12101 et. seq., and the regulations promulgated thereunder.

        G. Lessor warrants for one (1) year after lease commencement, the newly installed HVAC and electrical systems inclusive of transformer. Lessor shall also warrant that Lessor's insurance covers mechanical failure of the main electrical panel. These warranties regarding the electrical systems and panel shall be void in the event that Lessee is the cause of any failure of said electrical systems or panel.
                Lessor shall warrant the improvements constructed by Lessor against defects in material and workmanship for a period of one (1) year. Lessee's acceptance of the Premises or submission of a punchlist shall not be deemed a waiver of Lessee's right to have defects in the improvements constructed by Lessor repaired at no cost to Lessee. Lessee shall give notice to Lessor whenever any such defect becomes reasonably apparent during the first year of the Lease term, and Lessor shall repair the defect as soon as practical. Lessor's sole obligation shall be either to repair or replace, as Lessor determines appropriate, any defect which is warranted hereunder. Lessee agrees that Lessor shall not be liable for consequential damages arising as a result of a defect warranted hereunder.
                Lessor shall inform Lessee of all written equipment warranties existing in favor of Lessor which affect any equipment included in the improvements, as to which Lessee has the obligation to repair or maintain. Lessor shall reasonably cooperate with Lessee in enforcing such warranties and in bringing any suit that may be necessary to enforce liability with regard to any defective operation or equipment, or at Lessor's election, Lessor will assign such warranties to Lessee.

8.      Taxes and Assessments.

        A. Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed upon or against Lessee's fixtures, equipment, furnishings, furniture, appliances, and personal property installed or located on or within the Premises. Lessee shall cause said fixtures, equipment, furnishings, furniture, appliances, and personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement from Lessor setting forth the taxes applicable to Lessee's property.

        B. All property taxes or assessments levied or assessed by or hereafter levied or assessed by any governmental authority against the Premises or any portion of such taxes or assessments which becomes due or accrued during the term of this Lease shall be paid by Lessor. Lessee shall pay to Lessor on a semi-annual basis the amount of such taxes or assessments within ten (10) business days of receipt of Lessor's invoice demanding such payment, but not sooner than ten (10) days prior to tax installment delinquency date. Lessee's liability hereunder shall be prorated to reflect the commencement and termination dates of this Lease.

9.      Insurance.

        A. Indemnity. Lessee agrees to indemnify and defend Lessor against and hold Lessor harmless from any and all demands, claims, causes of action, judgments, obligations, or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys fees) on account of, or arising out of, the condition, excluding construction defects, use, or occupancy of the Premises. This Lease is made on the express condition that Lessor shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the condition, use, or occupancy of the Premises, specifically including, without limitation, any liability for injury to the person or property of Lessee, its agents, officers, employees, licensees, and invitees.

        B. Liability Insurance. Lessee shall, at its expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Lessor and Lessee, with cross-liability endorsements, against any liability arising out of the condition, use, or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount satisfactory to Lessor of not less than one million dollars ($1,000,000) for bodily injury or death as a result of one occurrence, and five hundred thousand dollars ($500,000) for damage to property as a result of any one occurrence. The insurance shall be with companies approved by Lessor, which approval Lessor agrees not to withhold unreasonably. Prior to possession, Lessee shall deliver to Lessor a certificate of insurance evidencing the existence of the policy which (1) names Lessor as an additional insured, (2) shall not be canceled or altered without thirty
        (30) days' prior written notice to lessor, (3) insures performance of the indemnity set forth in Section A of Paragraph 9, and (4) coverage is primarily and any coverage by Lessor is in excess thereto.

        C. Property Insurance. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof. Lessee shall pay to Lessor the cost of said insurance within ten (10) business days of Lessee's receipt of Lessor's invoice demanding such payment. Lessee acknowledges that such insurance procured by Lessor shall contain a deductible which reduces Lessee's cost for such insurance, and, in the event of loss or damage, Lessee shall be required to pay to Lessor the amount of such deductible.

                Lessor does not currently carry earthquake insurance. However, Lessor reserves the right to do so should it become available at commercially reasonable rates. Should Lessor obtain earthquake insurance, Lessee shall not be obligated to contribute to the cost of such insurance more than in amount equal to two (2) times the then annual cost of fire and "all-risk" insurance per year.

        D. Lessee and Lessor hereby release each other, and its partners, officers, agents, employees, and servants, from any and all claims, demands, loss, expense, or injury to the Premises or to the furnishings, fixtures, equipment, inventory, or other property of Lessee in, about, or upon the Premises, which is caused by or results from perils, events, or happenings which are the subject of insurance in force at the time of such loss.

10. Reimbursable Expenses and Utilities. Lessee shall pay for all water, gas, light, heat, power, electricity, telephone, trash removal, landscaping, sewer charges, and all other services, including normal and customary property management fees to be capped at three percent (3%) of the net rents, supplied to or consumed on the Premises. In the event that any such services are billed directly to Lessor, then Lessee shall pay Lessor for such expenses within ten (10) business days of Lessee's receipt of Lessor's invoice demanding payment.

11.     Repairs and Maintenance.

        A. Subject to provisions of paragraph 15, Lessor shall keep and maintain in good order, condition and repair the structural elements of the Premises including the roof, roof membrane, paving, floor slab, foundation, exterior walls, landscaping, irrigation and elevators. Lessor shall make such repairs, replacements, alterations or improvements as Lessor deems reasonably necessary with respect to such structural elements and Lessee shall pay to Lessor, within ten (10) business days of Lessor's invoice to Lessee therefor, Lessee's pro-rata share of such repairs, replacements, alterations or improvements; provided, however, that replacement and improvement costs shall be amortized over the useful life of such replacements or improvements, and Lessee shall be obligated to pay, as additional rent, only the amount which coincides with the remaining term of the Lease. Notwithstanding the foregoing, if the reason for any repair, replacement, alteration or improvement is caused by Lessee or arises because of a breach of Lessee's obligations under this Lease, then Lessee shall pay 100% of the costs or expense to remedy the same.

        B. Except as expressly provided in Subparagraph A above, Lessee shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including, without limitation, the windows, window frames, plate glass, glazing, truck doors, doors, all door hardware, interior of the Premises, interior walls and partitions, and electrical, plumbing, lighting, heating, and air conditioning systems in good and sanitary order, condition, and repair. Lessee shall, at all times during the Lease term and at his expense, have in effect a service contract for the maintenance of the heating, ventilating, and air-conditioning (HVAC) equipment with an HVAC repair and maintenance contractor approved by Lessor which provides for periodic inspection and servicing at least once every three (3) months during the term hereof. Lessee shall further provide Lessor with a copy of such contract and all periodic service reports.

                        Should Lessee fail to maintain the Premises or make
                repairs required of Lessee hereunder forthwith upon notice from Lessor, Lessor, in addition to all other remedies available hereunder or by law, and without waiving any alternative remedies, may make the same, and in that event, Lessee shall reimburse Lessor as additional rent for the cost of such maintenance or repairs on the next date upon which rent becomes due.

                        Lessee hereby expressly waives the provision of
                Subsection 1 of Section 1932, and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Lessor, as provided in Section 942 of said Civil Code.

12. Alterations and Additions. Lessee shall not make, or suffer to be made, any alterations, improvements, or additions in, on, or about, or to the Premises or any part thereof, without prior written consent of Lessor and without a valid building permit issued by the appropriate governmental authority, except for non-structural alterations that do not exceed $50,000 in cost and that do not affect the electrical or mechanical systems and do not penetrate any structural element of the building. Lessor retains, at his sole option, the right to retain a General Contractor of his own choosing to perform all repairs, alterations, improvements, or additions in, on, about, or to said Premises or any part thereof. As a condition to giving such consent, Lessor may require that Lessee agree to remove any such alterations, improvements, or additions at the termination of this Lease, and to restore the Premises to their prior condition. At the time Lessee requests Lessor's approval for any alteration or addition, Lessee shall also request that Lessor determine if such alteration or addition will be required to be removed at the expiration of Lease. Any alteration, addition, or improvement to the Premises, shall become the property of Lessor upon installation, and shall remain upon and be surrendered with the Premises at the termination of this Lease. Alterations and additions which are not to be deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, partitioning, electrical signs, carpeting, or any other installation which has become an integral part of the Premises. In the event that Lessor consents to Lessee's making any alterations, improvements,, or additions, Lessee shall be responsible for the timely posting of notices of non-responsibility on Lessor's behalf, which shall remain posted until completion of the alterations, additions, or improvements. Lessee's failure to post notices of non-responsibility as required hereunder shall be a breach of this Lease.

                If, during the term hereof, any alteration, addition, or change of any sort through all or any portion of the Premises or of the building of which the Premises form a part, is required by law, regulation, ordinance, or order of any public agency, Lessee, at its sole cost and expense, shall promptly make the same.

13. Acceptance of the Premises and Covenant to Surrender. By entry (excluding Lessee's early access to the Premises as referred to in Paragraph 7D above) and taking possession of the Premises pursuant to this Lease, Lessee accepts the Premises as being in good and sanitary order, condition, and repair, and accepts the Premises in their condition existing as of date of such entry, and Lessee further accepts any tenant improvements to be constructed by Lessor, if any, as being completed in accordance with the plans and specifications for such improvements. In each case, excluding punchlist items noted or described in Paragraph 7, code compliance as of the Commencement Date of Lease, blatant defects, and warranty work that may be required of a Lessor.

                Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender the Premises, together with all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessor or Lessee, unto Lessor in good and sanitary order, condition, and repair, excepting for such wear and tear as would be normal for the period of the Lessee's occupancy, and excepting Acts of God, casualty, and condemnation. Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Lessee. Lessee further agrees that at the end of the term or sooner termination of this Lease, Lessee, at its sole expense, shall have the carpets steam cleaned, the walls and columns painted, the flooring waxed, any damaged ceiling tile replaced, the windows cleaned, the drapes cleaned, and any damaged doors replaced, if necessary to restore the Premises to its original condition, normal wear and tear excepted.

                If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay.

14. Default. In the event of any breach of this Lease by the Lessee, the Lessor has the option of (1.) removing all persons and property from the Premises and repossessing the Premises, in which case any of the Lessee's property which the Lessor removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of, Lessee; or (2.) allowing the Lessee to remain in full possession and control of the Premiss. If the Lessor chooses to repossess the Premises, the Lease will automatically terminate in accordance with the provisions of the California Civil Code, Section 1951.2. In the event of such termination of the Lease, the Lessor may recover from the Lessee: (1.) the worth at the time of award of the unpaid rent which had been earned at the time of termination, including interest at the maximum rate an individual is permitted by law to charge; (2.) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided, including interest at the maximum rate an individual is permitted by law to charge; (3.) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and

        (4.) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligations under the Lease or which, in the ordinary course of things, would be likely to result therefrom. "The worth at the time of award," as used in (1.) and (2.) of this Paragraph, is to be computed by allowing interest at the maximum rate an individual is permitted by law to charge. "The worth at the time of award," as used in (3.) of this Paragraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

                If the Lessor chooses not to repossess the Premises, but allows the Lessee to remain in full possession and control of the Premises, then, in accordance with provisions of the California Civil Code,
        Section 1951.4, the Lessor may treat the Lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the Lease, as specified in the Lease. For the purpose of this paragraph, the following do not constitute a termination of Lessee's right to possession: (1.) acts of maintenance or preservation, or efforts to relet the property; (2.) the appointment of a receiver on the initiative of the Lessor to protect his interest under this Lease.

                Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Premises, including, without limitation, any unamortized brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of tis Lease. Lessee shall pay to Lessor the rent due under this Lease on the dates the rent is due, less the rent Lessor receives from any reletting. No act by Lessor allowed by this Section shall terminate this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease.
        After Lessee's default and for as long as Lessor does not terminate Lessee's right to possession of the Premises, if Lessee obtains Lessor's consent, Lessee shall have the right to assign or sublet its interest in this Lease, but Lessee shall not be released from liability. Lessor's consent to a proposed assignment or subletting shall not be unreasonably withheld.

                If Lessor elects to relet the Premises as provided in this Paragraph, rent that Lessor receives from reletting shall be applied to the payment of: (1.) any indebtedness from Lessee to Lessor other than rent due from Lessee; (2.) all costs, including for maintenance, incurred by Lessor in reletting; (3.) rent due and unpaid under this Lease. After deducting the payments referred to in this Paragraph, any sum remaining from the rent Lessor receives from reletting shall be held by Lessor and applied in payment of future rent as rent becomes due under this Lease. In no event shall Lessee by entitled to any excess rent received by Lessor. If, on the date rent is due under this Lease, the rent received from reletting is less than the rent due on that date, Lessee shall pay to Lessor, in addition to the remaining rent due, all costs, including for maintenance, Lessor incurred in reletting that remain after applying the rent received from the reletting, as provided in this Paragraph.

                Lessor, at any time after Lessee commits a default, can cure the default at Lessee's cost. If Lessor at any time, by reason of Lessee's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at the maximum rate an individual is permitted by law to charge from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee. The sum, together with interest on it, shall be additional rent.

                Rent not paid when due shall bear interest at the maximum rate an individual is permitted by law to charge from the date due until paid.

15. Destruction. In the event the Premises are destroyed in whole or in part from any cause, Lessor may, at its option, (1.) rebuild or restore the Premises to their condition prior to the damage or destruction or (2.) terminate the Lease.

                If Lessor does not give Lessee notice in writing within thirty
        (30) days from the destruction of the Premises of its election neither to rebuild and restore the Premises, or to terminate this Lease, Lessor shall be deemed to have elected to rebuild or restore them, in which event Lessor agrees, at its expense, promptly to rebuild or restore the Premises to its condition prior to the damage or destruction. If Lessor does not complete the rebuilding or restoration within one hundred fifty (150) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Lessee or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond control of Lessor, (provided however such extension is not more than thirty (30) days), then Lessee shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Lessor. Lessor's obligation to rebuild or restore shall not include restoration of Lessee's trade fixtures, equipment, merchandise, or any improvements, alterations, or additions made by Lessee to the Premises.

                Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Lessee hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code.

                Lessee shall have the right to terminate this Lease in the event the Premises are damaged or destroyed and:

                (i) in the reasonable opinion of Lessor's architect or contractor, the restoration of the Premises cannot be substantially completed within one hundred fifty (150) days after the event of damage or destruction, which election shall be made by written notice to Lessor within thirty (30) days after Lessee receives from Lessor the estimate of the time needed to complete repair or restoration of the Premises, or

                (ii) the restoration of the Premises is not actually substantially completed within one hundred fifty (150) days after the event of damage or destruction, which election shall be made by written notice to Lessor within thirty (30) days after the expiration of said one hundred fifty (150) day period but before the repair or restoration is actually completed; or

                (iii) the event of damage or destruction occurs in the last twelve (12) months of the Lease term.

        If Lessee so elects to terminate the Lease, the Lease shall terminate as of the date that Lessor elects not to proceed with the restoration and/or repairs.

16. Condemnation. If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain, or private purchase in lieu thereof, and a part thereof remains, which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after taking such bears to the value of the entire Premises prior to such taking. Lessor shall have the option to terminate this Lease in the event that such taking causes a reduction in rent payable hereunder by fifty percent (50%) or more. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, as reasonably necessary for Lessee's conduct of its business as contemplated in this Lease, this Lease shall thereupon terminate. If a part of all of the Premises be taken, all compensation awarded upon such taking shall go the Lessor, and the Lessee shall have no claim thereto, and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may become entitled during the term hereof by reason of the purchase or condemnation of all or a part of the Premises, except that Lessee shall have the right to recover its share of any award or consideration for (1.) moving expenses; (2.) loss or damage to Lessee's trade fixtures, furnishings, equipment, and other personal property; and (3.) business goodwill. Each party waives the provisions of the Code of

        Civil Procedure. Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

17. Free from Liens. Lessee shall (1.) pay for all labor and services performed for materials used by or furnished to Lessee, or any contractor employed by Lessee with respect to the Premises, and (2.) indemnify, defend, and hold Lessor and the Premises harmless and free from any liens, claims, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for materials used by or furnished to Lessee or any contractor employed by Lessee with respect to the Premises, and (3.) give notice to lessor in writing five
        (5) days prior to employing any laborer or contractor to perform services related, or receiving materials for use upon the Premises, and (4.) shall post, on behalf of Lessor, a notice of non-responsibility in accordance with the statutory requirements of the California Civil Code,
        Section 3904, or any amendment thereof. In the event an improvement bond with a public agency in connection with the above is required to be posted, Lessee agrees to include Lessor as an additional obligee.

18. Compliance with Laws. Lessee shall, at its own cost, comply with and observe all requirements of all municipal, county, state, and federal authority now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises. Notwithstanding anything contained in Paragraphs 11, 12 and 18 of Lease, if it becomes necessary to make capital improvements required by laws enacted or legal requirements imposed by governmental agency(ies), then if such legal requirement is not imposed because of Lessee's specific use of the Premises and is not "triggered" by Lessee's alterations or Lessee's application for a building permit or any other governmental approval (in which instance Lessee shall be responsible for 100% of the cost of such improvement). Lessor shall be responsible for constructing such improvement and Lessee shall be responsible for its proportional share of the cost for said improvement, amortized over the useful life of such improvement that coincides with the remaining Lease term.

19. Subordination. Lessee agrees that this Lease shall, at the option of Lessor, be subjected and subordinated to any mortgage, deed of trust, or other instrument of security, which has been or shall be placed on the land and building, or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee or Lessor. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, trustor, or beneficiary under any deed of trust, for the purpose of subjecting or subordinating this Lease to the lien of any such mortgage, deed of trust, or other instrument of security, provided that such agreement complies with Lessee's occupancy. If Lessee fails to execute and deliver any such documents or instruments, Lessee irrevocably constitutes and appoints Lessor as Lessee's special attorney-in-fact to execute and deliver any such documents or instruments.

20. Abandonment. If Lessee shall dispossessed by process of law, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor; Lessee shall not be deemed to have abandoned or vacated the Premises so long as Lessee continues to pay all rents as and when due, and otherwise performs pursuant to the terms and conditions of this Lease.

21. Assignment and Subletting. Lessee's interest in this Lease is not assignable, by operation of law or otherwise, nor shall Lessee have the right to sublet the Premises, transfer any interest of Lessee's therein, or permit any use of the Premises by another party, without the prior written consent of Lessor to such assignment, subletting, or transfer of use, which consent shall not be withheld or delayed unreasonably.

                If Lessee is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of any partner(s) owning fifty percent (50%) or more of the partnership, of the dissolution of the partnership, shall be deemed as a voluntary assignment.

                If Lessee consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, from one person to the other or from a majority of persons to the others, shall be deemed a voluntary assignment.

                If Lessee is a corporation, any dissolution, merger, consolidation, or other reorganization of Lessee, or the sale or other transfer of a controlling percentage of the capital stock of Lessee, or sale of at least fifty-one percent (51%) of the value of the assets of Lessee, shall be deemed a voluntary assignment. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Lessee's capital stock issued, outstanding, and entitled to vote for the election of directors. This paragraph shall not apply to corporations the stock of which is traded through an exchange or over the counter.

                In the event of any subletting or transfer which is consented to, or not consented to, by Lessor, a subtenant or transferee agrees to pay monies or other consideration, whether by increased rent or otherwise, in excess of or in addition to those provided for herein, then all of such excess or additional monies or other consideration shall be paid solely to Lessor, and this shall be one of the conditions to obtaining Lessor's consent.

                Lessee immediately and irrevocably assigns to Lessor, as security for Lessee's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease, and Lessor, as assignee and as attorney-in-fact for Lessee, or a receiver for Lessee appointed on Lessor's application, may collect such rent and apply it toward Lessee's obligations under this Lease; except that, until the occurrence of an act of default by the Lessee, Lessee shall have the right to collect such rent.

                A consent to one assignment, subletting, occupation, or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupation, or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of the Lessor, terminate this Lease. Lessor's waiver or consent to any assignment or subletting hereunder shall not relieve Lessee from any obligation under this Lease unless the consent shall so provide. If Lessee requests Lessor to consent to a proposed assignment or subletting, Lessee shall pay to Lessor, whether or not consent is ultimately given, Lessor's reasonable attorneys' fees incurred in conjunction with each such request.

22. Parking Charges. Lessee agrees to pay upon demand any parking charges, surcharges, or any other cost hereafter levied or assessed by local, state, or federal governmental agencies in connection with the use of the parking serving the Premises, including, without limitation, parking surcharged imposed by or under the authority of the Federal Environmental Protection Agency.

23. Insolvency or Bankruptcy. Either (1.) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (2.) a general assignment by Lessee for the benefit of creditors, or (3.) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee. Upon the happening of any such event, this Lease shall terminate ten (10) days after written notice of termination from Lessor to Lessee. This section is to be applied consistent with the applicable state and federal laws in effect at the time such event occurs.

24. Lessor Loan or Sale. Lessee agrees promptly following request by Lessor to (1.) execute and deliver to Lessor any documents, including estoppel certificates presented to Lessee by Lessor, (a.) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (b.)

        acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, and (c.) evidencing the status of the Lease as may be required either by a lender making a loan to Lessor, to be secured by deed of trust or mortgage covering the Premises, or a purchaser of the Premises from Lessor, and (2.) to deliver to Lessor an Annual Report and a 10K. Lessee's failure to deliver an estoppel certificate within ten (10) business days following such request shall constitute a default under this Lease and shall be conclusive upon Lessee that this Lease is in full force and effect and has not been modified except as may be represented by Lessor. If Lessee fails to deliver the estoppel certificates within the three (3) days, Lessee irrevocably constitutes and appoints Lessor as its special attorney-in-fact to execute and deliver the certificate to any third party.

25. Surrender of Lease. The voluntary or other surrender of this Lease by Lessee shall not work a merger nor relieve Lessee of any of Lessee's obligations under this Lease, and shall, at the option of Lessor, terminate all or any existing Subleases or Subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such Subleases or Subtenancies.

26. Attorney's Fees. If, for any reason, any suit be initiated to enforce any provision of this Lease, the prevailing party shall be entitled to legal costs, expert witness expenses, and reasonable attorneys' fees, as fixed by the court.

26. Notices. All notices to be given to Lessee may be given in writing, personally, or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises, whether or not Lessee has departed from, abandoned, or vacated the Premises. Any notice or document required or permitted by this Lease to be given Lessor shall be addressed to Lessor at the address set forth below, or at such other address as it may have theretofore specified by notice delivered in accordance herewith:

                LESSOR:         WTA-Bowers
                                900 Welch Road, Suite 10
                                Palo Alto, California 94304

                LESSEE: National Semiconductor Corporation 1120 Kifer Road, M/S 10-460
                                Sunnyvale, CA 94086

                                National Semiconductor Corporation
                                2805 Bowers Avenue
                                Santa Clara, CA 95054

28.     Transfer of Security.  Not applicable.

29. Waiver. The waiver by Lessor or Lessee of any breach of any term, covenant, or condition, herein contained shall not be deemed to be a waiver of such term, covenant, or condition, or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.


30. Holding Over. Any holding over after the expiration of the term or any extension thereof, with the consent of lessor, shall be construed to be a tenancy from month-to-month, at a rental of one and one-quarter (1 1/4) times the previous month's rental rate per month, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

31.     Covenants, Conditions and Restrictions. Not applicable.

32. Limitation on Lessor's Liability. If Lessor is in default of this Lease, and, as a consequence, Lessee recovers a money judgment against Lessor, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Lessor in the Premises, or in the building, other improvements, and land of which the Premises are part, and out of rent or other income from such real property receivable by Lessor or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor's right, title, and interest in the Premises or in the building, other improvements, and land of which the Premises are part. Neither Lessor nor any of the partners comprising the partnership designated as Lessor shall be personally liable for any deficiency.

33. Quiet Possession. Lessor covenants that the Lessee, on paying the rent and performing the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the Premises for the term aforesaid.

34.     Miscellaneous.

        A. Time is of the essence of this Lease, and of each and all of its provisions.

        B.      LEFT BLANK

        C.      LEFT BLANK

        D. Lessee's such reasonable use of parking areas shall not exceed that percent of the total parking areas which is equal to the ratio which floor space of the Premises bears to floor space of the building.

        E.      The term "assign" shall include the term "transfer."

        F. The invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of the remainder of this Lease.

        G. All parties hereto have equally participated in the preparation of this Lease.

        H. The headings and titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

        I. Lessor has made no representation(s) whatsoever to Lessee (express or implied) except as may be expressly stated in writing in this Lease instrument.

        J. This instrument contains all of the agreements and conditions made between the parties hereto, and may not be modified orally or in any other manner than by agreement in writing, signed by all of the parties hereto or their respective successors in interest.

        K. It is understood and agreed that the remedies herein given to Lessor shall be cumulative, and the exercise of any one remedy by Lessor shall not be to the exclusion of any other remedy.

        L. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, and administrators, and assigns of all the parties hereto; and all of the parties hereto shall jointly and severally be liable hereunder.

        M. This Lease has been negotiated by the parties hereto and the language hereof shall not be construed for or against either party.

        N. All exhibits to which reference is made are deemed incorporated into this Lease, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions.


IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease on the date first above-written.


LESSOR:                                 LESSEE:
WTA-BOWERS                              NATIONAL SEMICONDUCTOR CORPORATION

BY:    /s/ HOWARD WHITE                 BY:     /s/ DAVID S. DAHMEN
   ----------------------------            ----------------------------
                                                DAVID S. DAHMEN

ITS:   GEN PARTNER                      ITS:    TREASURER
    ---------------------------             ---------------------------

DATE:  10/24/95                         DATE:   10/16/95
     --------------------------              --------------------------

                                  [FLOOR PLAN]




                                 BOWERS AVENUE





                                   EXHIBIT A

                             [Design Build BID Set]


                                  EXHIBIT B-1

                                  [FLOOR PLAN]

                                   EXHIBIT B-2

                        SCHEDULE OF TENANT IMPROVEMENTS
                       NATIONAL SEMICONDUCTOR CORPORATION
                        2805 BOWERS AVENUE, SANTA CLARA

EXTERIOR
--------
*       Install storefront glass on first floor as shown on Exhibit B-1
*       Paint all exterior - color to be mutually agreed on by Lessor and Lessee
*       Parking lot upgrade, including patching, sealing and striping
*       Refurbish landscape and irrigation
*       Concrete sidewalk repairs as necessary to comply with ADA
*       ADA upgrades to exterior as required to comply with code
* New sprayed-in-place polyurethane foam/elastomeric coating roofing system with 1 year guarantee
*       Repair, if necessary, exterior lighting

INTERIOR
--------

* Lessor will provide construction design per NSC's space plan (Exhibit B-1). Both parties shall use their best efforts to expedite and approve all design drawings.
* Shell electrical, 2500 amp, 480/277 volt service with distribution to subpanels for NSC workstations as outlined on Exhibit B-1
*       Fire sprinkler modifications as necessary (semi-recessed heads)
* New walls, framing, HVAC and electrical to support NSC space plan shown on Exhibit B-1
* Replacement of HVAC system (including zoning of enclosed areas), 1 year warranty
*       Doors, frames and hardware per Exhibit B-1
*       T-bar ceilings, 2x4 acoustic tiles as per Exhibit B-1
*       Interior painting, color to be mutually agreed on by Lessor and Lessee
*       Hand rail upgrade per ADA
* New flooring (allowance of $24 per yard), conductive flooring in labs and computer room (allowance of $7 per sq. ft.)
*       Millwork for coffee bars and lobby (allowance of $50,000)
*       Compliance with all applicable city, state and seismic codes
*       Upgrade of elevators with new carpet and ceiling and ADA compliance
*       1 shower each in one set of first floor restrooms
* Construct patio deck over existing loading dock outside cafeteria (allowance of $10,000)
*       Upgrade main lobby for displays (allowance of $10,000)
* Provide overhead cable trays above T-bar ceilings as per Exhibit B-1 (allowance of $32,000)

NOT INCLUDED
------------
*       All telephone/data/communication equipment and installation
*       Security system
*       Furniture, fixtures and installation
*       Electrical connection and distribution to work stations
*       Compressed air and vacuum lines
*       All items not specifically listed herein and not shown on Exhibit B-1


INITIALS: DAVID S. DAHMEN, NATIONAL SEMICONDUCTOR CORPORATION
          HOWARD WHITE, WTA-BOWERS LLC
10/16/95